                                                                    EXHIBIT 11.1


                      STATEMENT RE: COMPUTATION OF EARNINGS


                      (In thousands, except per share data)

                                                                Three Months Ended             Six Months Ended
                                                                   September 30,                 September 30,
Primary                                                        1997           1996           1997            1996
                                                          ------------    -----------    ------------    ------------
   Average shares outstanding                                   25,156         22,580          24,652          20,630
   Conversion of preferred stock                                     -          1,364               -           1,263
   Net effect of common stock equivalents (2)(3)                     -          4,478               -           4,994
                                                          ------------    -----------    ------------    ------------
   Total                                                        25,156         28,422          24,652          26,887
                                                          ============    ===========    ============    ============

   Net income                                                 $(14,916)      $  4,994        $(27,905)      $   9,544
   Adjustments to net income:
      Reduction of interest expense (net of tax)
         related to retired debt                                     -             35               -               -
      Deemed dividend on convertible preferred stock               (43)             -             (43)              -
                                                          ------------    -----------    ------------    ------------
   Adjusted net income                                        $(14,959)     $   5,029        $(27,948)      $   9,544
                                                          ============    ===========    ============    ============

   Per share earnings:
   Net income                                                   $(0.59)    $      .18          $(1.13)     $      .36
                                                          ============    ===========    ============    ============

Fully Diluted
   Average shares outstanding                                   25,156         22,580          24,652          20,630
   Conversion of preferred stock                                     -          1,364               -           1,263
   Net effect of common stock equivalents (2)(4)                     -          4,478               -           4,994
                                                          ------------    -----------    ------------    ------------
   Total                                                        25,156         28,422          24,652          26,887
                                                          ============    ===========    ============    ============

   Net income                                                 $(14,916)     $   4,994        $(27,905)      $   9,544
   Adjustments to net income:
      Reduction of interest expense (net of tax)
         related to retired debt                                     -             35               -               -
      Deemed dividend on convertible preferred stock               (43)             -             (43)              -
                                                          ------------    -----------    ------------    ------------
   Adjusted net income                                        $(14,959)     $   5,029        $(27,948)      $   9,544
                                                          ============    ===========    ============    ============
   Per share earnings:
   Net income (1)                                               $(0.59)   $       .18          $(1.13)     $      .36
                                                          ============    ===========    ============    ============


(1) This calculation is submitted in accordance with the requirements of Regulation S-K although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

(2) Common stock equivalents include the effect of the exercise of stock options and warrants.

(3) Based on common stock equivalents using the if converted method and average market price.

(4) Based on common stock equivalents using the if converted method and the period-end market price, if higher than the average market price.